UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

UROGEN PHARMA LTD.
(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01         Other Events.

On June 2, 2026, UroGen Pharma Ltd. and UroGen Pharma Inc. (collectively, “the Company”) issued a press release announcing that the Company entered into a settlement and license agreement (the “Agreement”) with Teva Pharmaceuticals, Inc. and Teva Pharmaceuticals USA, Inc. (collectively, “Teva”) that resolves the patent litigation between the parties related to Jelmyto® (mitomycin) for pyelocalyceal solution.

The patent litigation resulted from Teva’s submission of an Abbreviated New Drug Application to the U.S. Food and Drug Administration (“FDA”) seeking approval to manufacture, use or sell a generic version of Jelmyto in the United States prior to the expiration of relevant Company patents. Under the terms of the Agreement, the Company will grant Teva a non-exclusive license to sell Teva’s generic version of Jelmyto beginning on September 15, 2030, if approved by the FDA, unless certain limited circumstances customarily included in these types of agreements occur. In accordance with the Agreement, the parties will terminate all ongoing patent litigation between the Company and Teva regarding Jelmyto patents pending in the U.S. District Court for the District of Delaware.

The Agreement is subject to review by the U.S. Federal Trade Commission and the U.S. Department of Justice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026	UROGEN PHARMA LTD.

	By:	/s/ Chris Degnan
Chris Degnan
Chief Financial Officer